                                                                 EXHIBIT 10.46.1

                                                                [CONFORMED COPY]



                         PLEDGE AND SECURITY AGREEMENT

                                     FROM

                          TRANS WORLD AIRLINES, INC.

                                      TO

                             FIRST SECURITY BANK,
                             NATIONAL ASSOCIATION

                              AS COLLATERAL AGENT

                         Dated as of December 9, 1997

                     11 1/2% Senior Secured Notes due 2004

                               TABLE OF CONTENTS

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                                                                                                                  PAGE
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
               ARTICLE 1 -  Definitions and Rules of Construction
Section 1.01   Definitions.......................................................................................    1
Section 1.02   Rules of Construction.............................................................................    1

                            ARTICLE 2 - Collateral

Section 2.01   Grant of Security Interest........................................................................    1
Section 2.02   Substitution of Collateral........................................................................    3

                  ARTICLE 3 - Representations and Warranties

Section 3.01   Representations and Warranties of the Company.....................................................    3

                            ARTICLE 4 - Covenants

Section 4.01   Further Assurances................................................................................    5
Section 4.02   Taxes.............................................................................................    5
Section 4.03   Maintenance.......................................................................................    7
Section 4.04   Event of Loss; Use in the Ordinary Course of Business; Release; Thresholds; Effect of Release;
               Substitution......................................................................................    7
Section 4.05   Possession, Sublease and Assignment...............................................................   11
Section 4.06   Recording; Registration; Compliance with Laws and Rules...........................................   13
Section 4.07   Indemnities.......................................................................................   13
Section 4.08   FAA Records.......................................................................................   14
Section 4.09   Restrictions on Liens; Permitted Contests.........................................................   14
Section 4.10   Warranty of Title.................................................................................   15
Section 4.11   Inventory Control System..........................................................................   16
Section 4.12   Actions Regarding the Beneficial Interest Certificates............................................   16
Section 4.13   Reports Regarding Collateral......................................................................   16
Section 4.14   Maintenance Ratio.................................................................................   17
Section 4.15   Change in Location of Principal Office, Records or Name...........................................   18

                             ARTICLE 5 - Insurance

Section 5.01   Insurance to Be Carried...........................................................................   18
Section 5.02   Alteration of Insurance...........................................................................   19
Section 5.03   Additional Insurance..............................................................................   19
Section 5.04   Insurance Certificates............................................................................   19
Section 5.05   Proceeds of Insurance.............................................................................   20

                             ARTICLE 6 - Remedies

Section 6.01   Remedies..........................................................................................   20
Section 6.02   Application of Proceeds...........................................................................   22
Section 6.03   Obligations of Company Not Affected by Remedies...................................................   22
Section 6.04   Remedies Cumulative and Subject to Applicable Law.................................................   22

                                                      ARTICLE 7 - Termination

Section 7.01   Termination.......................................................................................   23


                                                   ARTICLE 8 - Collateral Agent

Section 8.01   Collateral Agent..................................................................................   23

                                                     ARTICLE 9 - Miscellaneous

Section 9.01   Benefits of Pledge Agreement Restricted...........................................................   24
Section 9.02   Funds May Be Held by the Collateral Agent; Investments in Investment Securities...................   24
Section 9.03   Certificates and Opinions of Counsel; Statements to Be Contained Therein; Basis Therefor..........   26
Section 9.04   Appraiser's Certificate...........................................................................   26
Section 9.05   Notices; Waiver...................................................................................   26
Section 9.06   Amendments, Etc...................................................................................   27
Section 9.07   No Waiver; Remedies...............................................................................   28
Section 9.08   Conflict with Trust Indenture Act of 1939.........................................................   28
Section 9.09   Holidays..........................................................................................   28
SECTION 9.10   Successors and Assigns............................................................................   28
SECTION 9.11   Governing Law; Submission to Jurisdiction; Waiver of Jury Trial; Waiver of Damages................   29
Section 9.12   Indemnification...................................................................................   30
SECTION 9.13   Effect of Headings................................................................................   30
SECTION 9.14   No Adverse Interpretation of Other Agreements.....................................................   30
Section 9.15   No Recourse Against Others........................................................................   30
SECTION 9.16   Counterpart Originals.............................................................................   30
SECTION 9.17   Severability......................................................................................   30
SECTION 9.18   Survival Provisions...............................................................................   31
SECTION 9.19   Waivers...........................................................................................   31

EXHIBIT A   FORM OF SUPPLEMENTAL PLEDGE AGREEMENT (To Add Collateral)
EXHIBIT B   FORM OF SUPPLEMENTAL PLEDGE AGREEMENT (To Release Collateral
EXHIBIT C   FORM OF MONTHLY INVENTORY REPORT
SCHEDULE 1  DESIGNATED LOCATIONS
SCHEDULE 2  COLLATERAL RELEASE SCHEDULE
SCHEDULE 3  UCC FILING JURISDICTIONS

                                     (ii)

                         PLEDGE AND SECURITY AGREEMENT

          PLEDGE AND SECURITY AGREEMENT, dated as of December 9, 1997 by and between TRANS WORLD AIRLINES, INC., a Delaware corporation (together with its successors and assigns, the "Company"), and FIRST SECURITY BANK, NATIONAL ASSOCIATION, a national banking association organized under the laws of the United States of America, having an office at 79 South Main Street, Salt Lake City, Utah 84111, as Collateral Agent appointed pursuant to the Indenture referred to below (together with its successors in such capacity, the "Collateral Agent").

                                    RECITALS

          WHEREAS, the Company and the Trustee have entered into an Indenture dated as of the date hereof (as at any time amended or supplemented or otherwise modified, the "Indenture"), providing for the issuance of its securities consisting of $140,000,000 aggregate principal amount of 11 1/2% Senior Secured Notes due 2004 (collectively, the "Securities"); and

          WHEREAS, in order to secure the payment of the principal amount of and interest and Special Interest, if any, on the Securities and all other Obligations of the Company under the Indenture, the Securities and the Operative Documents, the Company has agreed to pledge and grant a security interest in the Collateral, as provided for herein; and

          WHEREAS, the Company and the Collateral Agent wish to set forth herein their respective rights, liabilities and obligations with respect to the Collateral.

          NOW, THEREFORE, in consideration of the premises and other benefits to the Company, the receipt and sufficiency of which are hereby acknowledged, the Company hereby makes the following representations and warranties and hereby covenants and agrees as follows:

                                   ARTICLE 1

                     Definitions and Rules of Construction

          Section 1.01  Definitions.  Capitalized terms used and not otherwise
                        -----------
defined herein shall have the meanings ascribed to such terms in Section 1 of the Definitions Appendix attached hereto as Appendix I, which shall be part of this Pledge Agreement as if fully set forth in this place.

          Section 1.02  Rules of Construction.  The rules of construction for
                        ---------------------
this Pledge Agreement are set forth in Section 2 of the Definitions Appendix.

                                   ARTICLE 2

                                   Collateral

          Section 2.01  Grant of Security Interest.  To secure the prompt
                        --------------------------
payment, performance and observance in full of any and all of the Company's indebtedness and obligations evidenced by or set forth in the Securities or the Indenture (including, without limitation, the principal of, premium, if any, on and interest and Special Interest, if any, with respect to, the Securities) and all of its obligations to perform acts or refrain from taking any action under the Indenture, the Securities, this Pledge Agreement and the other Operative Documents (all the foregoing hereinafter called the "Obligations"), the Company hereby pledges and assigns to the Collateral Agent, and grants to the Collateral Agent for the benefit of the Holders a continuing general, valid, perfected security interest (senior in right and priority to all Liens except Permitted Collateral Liens) in all right, title and interest of the Company in, to and under the following whether now owned or hereafter acquired (collectively, the "Collateral"):

          (a) The Pledged Spare Parts.

          (b) The Beneficial Interest and the Beneficial Interest Certificate.

          (c) The Slot Trust Assets, but only to the extent, if any, of any right, title or interest that the Company notwithstanding the agreements of the Company set forth in Section 5.01 of the Declaration, may have in, to or under the Slot Trust Assets (it being acknowledged and understood by the parties hereto that pursuant to the Declaration and the Deed of Conveyance, the Company has agreed that all right, title and interest in and to the Slots specified in the Deed of Conveyance has been assigned, transferred and conveyed, and that all right, title and interest in and to any Slots that hereafter are the subject of any Subsequent Deed of Conveyance will be assigned, transferred and conveyed, to the Slot Trustee, and it being further acknowledged and agreed that the pledge, assignment and grant set forth in this Section 2.01(c) does not in any way limit the Deed of Conveyance or any Subsequent Deed of Conveyance).

          (d) All cash and/or Investment Securities deposited with the Collateral Agent to be held by the Collateral Agent as security for the Obligations as provided herein or in the Master Sub-License Agreement.

          (e) All other Property which may be granted, bargained, sold, conveyed, transferred, assigned or pledged pursuant to the terms of this Pledge Agreement by the Company to the Collateral Agent at any time and all proceeds (as such term is defined in Article 9 of the New York Uniform Commercial Code in effect on the date hereof) of and to any of the Property in which a security interest is granted under this Section 2.01.

          (f) All repair, maintenance and inventory records, logs, manuals and all other documents and materials similar thereto (including, without limitation, any such records, logs, manuals, documents and materials that are computer print-outs) at any time maintained, created or used by the Company, and all records, logs, documents and other materials required at any time to be maintained by the Company pursuant to the FAA or under the Federal Aviation Act, in each case with respect to any of the Spare Parts included in any of the foregoing.

          (g) The tolls, rents, revenues, issues, income, distributions, products and profits, and all the estate, right, title, interest and claim whatsoever, at law, as well as in equity, which the Company has or possesses on the date of delivery of this Pledge Agreement or to which the Company may thereafter become legally or equitably entitled, from, in or to the Collateral or the

Slot Trust Assets (excluding any cash on hand or in banks, instruments and accounts receivable arising from the conduct of the Company's business which do not arise either from the use, operation, storage, control or management of the Collateral or the Slot Trust Assets by the Collateral Agent pursuant to Article 6 hereof or through distributions, if any, made by the Slot Trust).

          It is the true, clear, and express intention of the Company that the continuing grant of the security interests provided for in this Pledge Agreement remain as security for payment and performance of the Obligations until such Obligations are satisfied and performed in full. The notice of the continuing grant of this security interest therefor shall not be required to be stated on the face of any Security, nor shall the Company otherwise be required to identify such Security as being secured hereby.

          Section 2.02  Substitution of Collateral.  The Company may from time
                        --------------------------
to time substitute Permitted Substitutes for any Non-Slot Collateral then subject to the Lien of this Pledge Agreement to the extent permitted by and in accordance with Section 4.04 and the Substitution Requirements and, upon the consummation of such substitution, the Collateral Agent, upon Request of the Company, shall release its Lien on the Collateral for which Permitted Substitutes are so substituted.

                                   ARTICLE 3

                         Representations and Warranties

          Section 3.01  Representations and Warranties of the Company.  The
                        ---------------------------------------------
Company represents and warrants to the Collateral Agent as follows:

          (a) The Company is an air carrier certificated under Section 44705 of the Federal Aviation Act.

          (b) The Company owns, and has full right, title and interest in, the Collateral, free and clear of all Liens, except Permitted Collateral Liens.

          (c) The Company maintains public liability, property damage and workers' compensation insurance and insurance on all its insurable property, including the Collateral, against fire and other hazards with responsible insurance carriers to the extent usually maintained by similarly situated companies.

          (d) This Pledge Agreement has been duly executed and delivered by the Company and constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally or general principles of equity and commercial reasonableness.

          (e) Upon the delivery to the Collateral Agent of Beneficial Interest Certificate, the filing of this Pledge Agreement with the FAA and the filing of financing statements under the

Uniform Commercial Code (the "UCC") in the offices of the Secretaries of State and (to the extent required by the UCC) the county clerks in each Designated Location, in each case as set forth in Schedule 3 hereto, the pledge of the Collateral, securing the payment of the Obligations for the benefit of the Collateral Agent and the Holders, will constitute a first priority perfected security interest in such Collateral, enforceable as such against all creditors of the Company and any Persons purporting to purchase any of the Collateral from the Company other than Permitted Collateral Liens, except as such enforceability may be limited by the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally or general principles of equity and commercial reasonableness.

          (f) No consent of any other Person and no consent, authorization, approval, or other action by, and no notice to or filing with, any governmental authority or regulatory body is required either for (i) the pledge by the Company of the Collateral pursuant to this Pledge Agreement or for the execution, delivery or performance of this Pledge Agreement by the Company (except, in the case of any Collateral a security interest in which can only be perfected by filing of a financing statement under the UCC, for the filing of the UCC financing statements in all Designated Locations as described in Section 3.01(e) and, with respect to Pledged Spare Parts, the filing of this Pledge Agreement with the FAA or (ii) the exercise by the Collateral Agent of the rights provided for in this Pledge Agreement or the remedies in respect of the Collateral pursuant to this Pledge Agreement.

          (g) No litigation investigation or proceeding of or before any arbitrator or governmental authority is pending or, to the knowledge of the Company, threatened by or against the Company with respect to this Pledge Agreement, any of the Collateral or any of the transactions contemplated hereby.

          (h) The pledge of the Collateral pursuant to this Pledge Agreement is not prohibited by any applicable law or governmental regulation, release, interpretation or opinion of the Board of Governors of the Federal Reserve System or other regulatory agency (including, without limitation, Regulations G, T, U and X of the Board of Governors of the Federal Reserve System).

          (i) The execution, delivery and performance by the Company of the Operative Documents to which it is a party do not and will not (i) violate any provision of any law or any governmental rule or regulation applicable to the Company, the Certificate of Incorporation or Bylaws of the Company or any order, judgment or decree of any court or other agency of government binding on the Company, (ii) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any material contractual obligation of the Company, (iii) result in or require the creation or imposition of any Lien upon any of the properties or assets of the Company (other than any Liens contemplated hereunder and under the other Operative Documents in favor of the Collateral Agent, the Slot Trustee or the Trustee, as the case may be, on behalf of the Holders), or (iv) require any approval of stockholders, or any approval or consent of any Person under any material contractual obligation, of the Company.

          (j) The Company's chief executive office and principal place of business is at its address set forth for notices in Section 9.05(a), and the originals of its records pertaining to the

Collateral are kept at such address and the Designated Locations. The Company's name as set forth in such Section is its correct legal name and the Company has not within the past five years had any other legal name, nor has the Company done within such five years nor is the Company now doing business under any other name. The Company's correct U.S. tax identification number is 43-1145889.

                                   ARTICLE 4

                                   Covenants

          Section 4.01  Further Assurances.  From time to time, the Company
                        ------------------
shall perform any and all acts and execute any and all additional instruments and documents as may be reasonably requested by the Collateral Agent, the Indenture Trustee or the Slot Trustee, to carry out the intention of or to facilitate the performance of the terms of this Pledge Agreement or to secure the rights and remedies hereunder or thereunder of the Holders including, without limitation, the execution and delivery of instruments of title, any supplemental agreements and any financing statement or continuation of any financing statement or other appropriate instrument of recording under the Uniform Commercial Code as in effect in the jurisdictions in which the Collateral is located, under the Federal Aviation Act and the rules and regulations promulgated thereunder or under any other appropriate law or regulatory scheme applicable to the Collateral.

          Section 4.02  Taxes.  The Company will promptly pay and discharge all
                        -----
taxes, assessments, fees, charges, fines and penalties of any kind which may be imposed (a) upon any of the Collateral, the Acquired Slots or upon the Slot Trust and (b) for the use or operation thereof by the Company, and will at all times keep the Collateral and the Acquired Slots free and clear of all taxes, assessments, fees, charges, fines and penalties of any kind which might in any way affect the title thereto or result in a Lien which is not a Permitted Collateral Lien upon any part or the whole of the Collateral or the Acquired Slots; provided, however, that the Company shall not be required to pay or discharge any taxes, assessments, fees, charges, fines or penalties of any kind
(i) whose amount, applicability or validity is being contested in good faith by appropriate proceedings and for which adequate provision has been made if required in accordance with GAAP, as in effect from time to time, or (ii) if the Company delivers to the Collateral Agent an Officers' Certificate stating that such non-payment and non-discharge is in the interest of the Company, presents no material risk of sale, forfeiture or loss of any Collateral, and is not prejudicial in any material respect to the Holders, except that the Company will pay all such taxes, assessments, fees, charges, fines or penalties forthwith upon the commencement of proceedings to foreclose any Lien on any Collateral or Acquired Slot which may have attached as security therefor. If any expenses, taxes, assessments, fees, charges, fines or penalties which are payable by the Company hereunder shall have been charged or levied against the Collateral Agent, the Indenture Trustee or the Slot Trustee directly and, after notice to the Company and opportunity to contest as aforesaid, paid by the Collateral Agent, the Indenture Trustee or the Slot Trustee, the Company shall reimburse the Collateral Agent, the Indenture Trustee or the Slot Trustee on presentation of an invoice therefor.

          For purposes of this Section 4.02 and notwithstanding any other provision of this Pledge Agreement, the Collateral Agent, the Indenture Trustee or the Slot Trustee are the sole parties to, from, or with whom the Company shall be obligated to communicate or receive any communication or notice, negotiate, settle, or enter into any stipulation, agree upon or make factual determinations, elections, or payments regarding any matter arising under this
Section 4.02. Any and all notices received or served by the Company from or upon the Collateral Agent, the Indenture Trustee or the Slot Trustee shall be deemed notice duly served from or upon the Company. The Company shall have no obligation to communicate or deal with any parties except the Collateral Agent, the Indenture Trustee or the Slot Trustee regarding any matter arising under this Section 4.02.

          The Company will, except as otherwise permitted under the first paragraph of this Section 4.02, pay, and will save the Collateral Agent, the Indenture Trustee and the Slot Trustee and the Holders harmless from, any stamp taxes which shall be payable in connection with this Pledge Agreement, any supplement or amendment hereof or the original issuance of the Securities.

          If a written claim is made against the Collateral Agent, the Indenture Trustee or the Slot Trustee or the Holders of Securities for any taxes, assessments, fees, charges, fines, or penalties which are subject to payment or indemnification by the Company under this Section 4.02, the Collateral Agent, the Indenture Trustee or the Slot Trustee shall promptly notify the Company thereof in writing. If requested by the Company in writing within thirty (30) days (but twenty (20) days if the Collateral Agent, the Indenture Trustee or the Slot Trustee received a 30-day statutory notice) of the notice to the Company, the Collateral Agent, the Indenture Trustee or the Slot Trustee shall, at the Company's expense and direction, for so long as the Collateral Agent, the Indenture Trustee or the Slot Trustee reasonably believes that the Company is acting in good faith and the Collateral Agent, the Indenture Trustee or the Slot Trustee have received adequate indemnification therefor, contest such taxes, assessments, fees, charges, fines or penalties. The Company shall select the forum for such contest and shall determine whether such contest shall be by:

          (a) resisting or refusing payment of such taxes, assessments, fees, charges, fines or penalties; or

          (b) not paying such taxes, assessments, fees, charges, fines or penalties except under protest; or

          (c) paying such taxes, assessments, fees, charges, fines, or penalties and seeking a refund thereof.

          If permissible under applicable law, the Collateral Agent, the Indenture Trustee or the Slot Trustee shall assign its right to contest the imposition or levy of any such tax, assessment, fees, charges, fines or penalties to the Company.

          Section 4.03  Maintenance.  The Company, at its own cost or expense:
                        -----------

          (a) shall maintain, or cause to be maintained, at all times all Pledged Spare Parts in accordance with all applicable laws, rules, regulations, orders, directives and instructions issued by the FAA or any other governmental authority having jurisdiction over the Company or any such Collateral, including making any modifications, alterations, replacements and additions necessary therefor;

          (b) shall maintain, or cause to be maintained, all records, logs and other materials required by the FAA or under the Federal Aviation Act to be maintained in respect of any Pledged Spare Parts and shall retain complete copies thereof to the extent necessary to insure that the value of such Pledged Spare Parts will not be materially diminished for lack of a full maintenance history;

          (c) shall maintain, or cause to be maintained, every Pledged Spare
Part in good order and condition, shall perform all maintenance thereon necessary for that purpose and shall obtain all necessary recertification thereof and shall maintain generally the quality and makeup (by type and class) thereof in accordance with applicable laws.

          Section 4.04  Event of Loss; Use in the Ordinary Course of Business;
                        ------------------------------------------------------
Release; Thresholds; Effect of Release; Substitution.
----------------------------------------------------

          (a) Event of Loss. Upon the occurrence of an Event of Loss with respect to any Operative Collateral, the Company shall give the Collateral Agent prompt notice thereof and shall satisfy the applicable Substitution Requirements.

          Upon compliance by the Company with its obligations above and upon Request by the Company, payment by the Company of the Collateral Agent's and Slot Trustee's costs (including reasonable legal fees and disbursements) in connection therewith and satisfaction of any applicable requirements of the TIA, the Collateral Agent shall execute and deliver the required documents releasing, assigning and transferring all of the right, title and interest of the Collateral Agent in and to the Collateral which is the subject of such Event of Loss to the Company or its designee, whereupon such Collateral shall cease to be Collateral for all purposes hereof.

          (b) Use in the Ordinary Course of Business. So long as no Event of Default shall exist, the Company shall have the right, at any time and from time to time at its own cost and expense, without any release from or consent by the Collateral Agent, to deal with (but not, except as expressly otherwise permitted under this Pledge Agreement, to sell, lease, transfer or otherwise dispose of, or relinquish possession of) the Operative Collateral in any manner consistent with the Company's Ordinary Course Of Business, including without limitation any of the following:

               With respect to the Pledged Spare Parts:

               (A) to dismantle any Pledged Spare Part that has become worn out or obsolete or unfit for use, and either in the Ordinary Course or pursuant to sales permitted under Section 4.04(c), to sell or dispose of other parts thereof not reasonably repairable or usable or any salvage resulting from such dismantling, free from the Lien of this Pledge Agreement;

               (B) to apply and use in the Ordinary Course Of Business, free from the Lien of this Pledge Agreement, any Pledged Spare Parts for installation or use in or for use in connection with any aircraft, aircraft engines, propellers or appliances or spare parts owned or operated by the Company; and

               (C) to transfer any or all of the Pledged Spare Parts located at one or more Designated Locations to one or more other Designated Locations or one or more additional locations that are to be designated as Designated Locations or either in the Ordinary Course or pursuant to sales permitted under Section 4.04(c), to one or more locations which are not Designated Locations.

     (c) Release of Non-Slot Collateral. (i) The Company shall comply with this
Section 4.04(c) and the Substitution Requirements in connection with and (except as provided in Section 4.05(a)(iv)) at or prior to the completion of any sale (other than sales permitted under paragraphs (ii) or (iii) of this Section 4.04(c)) or deemed sale of Operative Collateral under this Pledge Agreement. Upon Request by the Company, payment by the Company of the Collateral Agent's costs (including reasonable legal fees and disbursements) incurred in complying with such Request and satisfaction of the applicable Substitution Requirements, and so long as no Event of Default has occurred and is continuing or would result therefrom, the Collateral Agent shall release from the Lien of this Pledge Agreement, assign and transfer to the Company or its designee at any time, all the right, title and interest of the Collateral Agent in and to any Operative Collateral that is the subject of (A) a contract of sale pursuant to which the Company in the Ordinary Course has agreed to sell such Operative Collateral on an arm's-length basis to an unaffiliated third party within ninety
(90) days after the date of such release, which contract contains only closing conditions that are customary to a sale of that kind at that time and which sale is not a "sale/leaseback" or other similar transaction used by the Company as a financing vehicle, or (B) a deemed sale under this Section or Section 4.05(a)(iv) or 4.05(c) hereof; provided, however, that, so long as no Event of Default then exists, (1) the Company shall not be so required to satisfy the Substitution Requirements with respect to Pledged Spare Parts disposed of in the Ordinary Course or pursuant to sales permitted by paragraphs (ii) or (iii) of this Section 4.04(c), (2) the lien hereof shall automatically be released concurrently with such disposition described in clause (1) above and without any further action, and (3) such disposition shall be free and clear of any lien or security interest created hereby. If Pledged Spare Parts cannot conveniently be disposed of in the Ordinary Course because the Company has not maintained the Pledged Parts Threshold or if the Company otherwise elects to reduce the Pledged Parts Threshold, the Company may reduce the Pledged Parts Threshold upon satisfying the applicable Substitution Requirements.

          (ii) The Company may sell for cash Pledged Spare Parts in the Ordinary Course of Business (other than any sale, whether in a single transaction or a related group or series of transactions, of Pledged Spare Parts having an aggregate value as reflected on the Inventory Control System in excess of $10,000,000), so long as either (A) the net proceeds of any such sale are deposited with the Collateral Agent to be held as additional Cash Collateral hereunder or (B) the aggregate value as reflected on the Inventory Control System of the Pledged Spare Parts remaining after giving effect to such sale is equal to or greater than the Pledged Parts Threshold.

          (iii) The Company may sell for cash Pledged Spare Parts having an aggregate value as reflected on the Inventory Control System in excess of $10,000,000 (whether in a single transaction or a related group or series of transactions), if the net proceeds in excess of $10,000,000 of such sale or sales are deposited with the Collateral Agent to be held as additional Cash Collateral hereunder.

          (iv) The Collateral Agent shall return to the Company any net proceeds deposited pursuant to paragraphs (ii) or (iii) above upon Request therefor if at any time the Security Ratio requirements are met (which, for this purpose shall be at least 1.93 over 1), and the Collateral Agent has received a Company Appraiser's Certificate (which, for purposes of this Section 4.04(c)(iv), need not be based on an actual physical inspection of the Collateral so long as it is based on a full appraisal which included such physical inspection performed by the same Independent Appraiser furnishing such Company Appraiser's Certificate and such physical inspection was conducted no earlier than 20 months prior to the date of such Company Appraiser's Certificate) dated as of a date within thirty (30) days of the date such net proceeds are to be returned, stating (A) the Fair Market Values, by type and category and in reasonable detail, of all assets or groups of assets required for the computation of the Security Ratio and
     (B) the Security Ratio, in each case after giving effect to the return of such proceeds.

     (d) Effect of Release. No purchaser in good faith of property purporting to be released, assigned and transferred pursuant hereto shall be bound to ascertain the authority of the Collateral Agent to execute the release, assignment and transfer or to inquire as to the existence of any conditions herein prescribed for the exercise of such authority; nor shall any purchaser or grantee of any property or rights permitted by this Article 4 to be sold, granted or otherwise disposed of by the Company be under any obligation to ascertain or inquire into the authority of the Company to make any such sale, grant or other disposition. Any release, assignment and transfer executed by the Collateral Agent under this Section 4.04 shall be sufficient for the purposes of this Pledge Agreement and shall constitute a good and valid release, assignment and transfer of the Property therein described from ownership of the Collateral Agent and the Lien of this Pledge Agreement.

     (e) Substitution. If and whenever the Company shall be required or permitted to subject any additional Property to the Lien of this Pledge Agreement that is not already so subject pursuant to any provision of this Pledge Agreement or pursuant to the terms of the Master Sub-

License Agreement or the Indenture, the Company will furnish to the Collateral Agent the following:

          (i) a Supplemental Pledge Agreement duly executed by the Company, appropriately describing, identifying and locating such Property or the location that is to become a Designated Location and specifically subjecting the same to the Lien of this Pledge Agreement;

          (ii) in the case of Spare Parts, cash, Investment Securities or Property being subjected to the Lien of this Pledge Agreement, an Opinion of Counsel, dated the date of execution of said Supplemental Pledge Agreement, stating that:

                    (1) said Supplemental Pledge Agreement: (a) has been duly
               authorized, executed and delivered by the Company, and (b) except in the case of a Supplemental Pledge Agreement relating to Pledged Spare Parts, validly subjects to the Lien of this Pledge Agreement under applicable Federal and State laws all the right, title and interest of the Company in and to the Property specifically described in said Supplemental Pledge Agreement, or in the case of a Supplemental Pledge Agreement relating to Pledged Spare Parts, validly subjects to the Lien of this Pledge Agreement under applicable Federal and State laws all the right, title and interest of the Company in and to such of the Pledged Spare Parts described in said Supplemental Pledge Agreement as may from time to time be situated at the Designated Locations within the United States, and only while so situated; and

                    (2) said Supplemental Pledge Agreement has been duly filed for recording in accordance with the provisions of the Federal Aviation Act, and either: (a) is not required to be filed or recorded in any other place within the United States in order to perfect and preserve the Lien of this Pledge Agreement under the laws of the United States on (i) except in the case of a Supplemental Pledge Agreement relating to Pledged Spare Parts, the Property specifically described in said Supplemental Pledge Agreement, or (ii) in the case of a Supplemental Pledge Agreement relating to Pledged Spare Parts, Spare Parts described in said Supplemental Pledge Agreement as may from time to time be situated at the Designated Locations within the United States, and only while so situated; or (b) if any such other filing or recording shall be required that said filing or recording has been accomplished in such other manner and places, which shall be specified in such Opinion of Counsel, as are necessary to perfect and preserve the Lien of this Pledge Agreement; and

          (iii) An Officers' Certificate stating that (A) the Company is the legal and beneficial owner of the Property specifically described in said Supplemental Pledge Agreement, free and clear of all Liens, except Permitted Collateral Liens; and (B) in the opinion of the Officers executing the Officers' Certificate, all conditions precedent provided for in this Pledge Agreement relating to the subjection of such property to the Lien of this Pledge Agreement have been complied with.

     (f) Release of Collateral Upon Partial Prepayment. Simultaneously with or promptly following the cancellation of any Securities, whether pursuant to a partial redemption of any Securities pursuant to Article 3 of the Indenture, a partial repurchase of any Securities pursuant any Offer to Purchase under the Indenture, following a tender of Securities in connection with a tender offer therefor or otherwise and subject to compliance by the Company with the Preconditions, and provided that after giving effect to the release of such
                   --------
Collateral the Company will be in compliance with the Security Ratio, the Collateral Agent shall release from the Lien of this Pledge Agreement and assign and transfer to the Company or its designee all of the right, title and interest of the Collateral Agent in designated Collateral as set forth in Schedule 2 hereto (the "Released Collateral") based upon the reduction in the amount of Securities Outstanding to an amount equal to or less than the level specified for the release of particular Collateral as set forth in Schedule 2 (the "Collateral Release Trigger"). The Collateral Agent shall execute and deliver to the Company the proper instrument or instruments (including, without limitation, a Supplemental Pledge Agreement in the form of Exhibit B and Uniform Commercial Code statements on form UCC-3) to evidence the release of the Lien on the Released Collateral and to assign, transfer and deliver to the Company against receipt but without recourse, warranty or representation the Released Collateral and any other Property or proceeds received in respect thereof and then in the possession of the Collateral Agent.

     Section 4.05  Possession, Sublease and Assignment.  (a) The Company shall
                   -----------------------------------
have the right, in the Ordinary Course Of Business, to (i) sublease (which in this Section includes lease) any Pledged Spare Part to any "air carrier" (as defined in the Federal Aviation Act) or to any manufacturer of such Pledged Spare Part, or any Affiliate of such manufacturer, provided that the term of
                                                   --------
such sublease does not exceed twelve (12) months; (ii) sublease any Pledged Spare Part to any Person as permitted by Section 4.05(c) hereof; (iii) transfer possession of any Pledged Spare Part to the manufacturer thereof or any other organization for testing, overhaul, repairs, maintenance, alterations, modifications or promotional purposes; or (iv) subject any Pledged Spare Part to an interchange or pooling, exchange, borrowing or maintenance servicing agreement arrangement customary in the airline industry and entered into in the Ordinary Course Of Business which does not contemplate or require the transfer of title to such Pledged Spare Part and that requires such Pledged Spare Part to be returned to the Company upon termination or expiration of such agreement or arrangement (provided, however, that if the Company's title to any such Pledged Spare Part shall be divested under any such agreement or arrangement, such divestiture shall be deemed to be a sale with respect to such Pledged Spare Part and the Company shall immediately comply with Section 4.04(c) hereof in respect thereof); provided, however, that the Company shall not have the right to enter into any sublease or other arrangement pursuant to this
Section 4.05(a) if an Event of Default shall have occurred and be continuing. Without the prior written consent of the Collateral Agent, the Company will not otherwise sell, sublease, transfer or relinquish possession of any Pledged Spare Part to anyone other than the Collateral Agent and will not assign any of its rights hereunder, except as permitted by the provisions of this Section 4.05 and Sections 4.03 and 4.04 hereof.

     (b) Any sublease of any Pledged Spare Part permitted under Section 4.05(a) (a "Sublease") shall be fully subject to the following conditions:

          (i) Each Sublease of any Pledged Spare Part shall contain an express agreement by the sublessee to the effect that: (A) such Sublease is fully subject and subordinate in all respects to this Pledge Agreement and to the Collateral Agent's rights and remedies with respect to such Pledged Spare Part, (B) upon notice of the occurrence of an Event of Default given by the Collateral Agent to such sublessee, the Collateral Agent may avoid such Sublease, and the sublessee shall forthwith deliver such Pledged Spare Part to the Collateral Agent and (C) such Pledged Spare Part shall be located in the United States.

          (ii) All necessary action shall have been taken which is required to continue the perfection of the Collateral Agent's security interest in such Pledged Spare Part and the Collateral Agent's rights under this Pledge Agreement and the Sublease and all other necessary documents shall have been filed, registered or recorded in such public offices as may be required to fully preserve the priority of the interest of the Collateral Agent in such Pledged Spare Part under the laws of the United States and any relevant state law; and the Company shall have furnished an Opinion of Counsel with respect to such matters satisfactory to the Collateral Agent.

          (iii) The Company shall deliver to the Collateral Agent, promptly after execution thereof, a duly executed copy of such Sublease.

          (iv) Each Sublease of Pledged Spare Parts pursuant to Section 4.05(a) hereof shall be assigned by the Company to the Collateral Agent as security for the Company's obligations hereunder, and the sublessee shall be required upon the occurrence and during the continuance of an Event of Default to make all payments under such Sublease directly to the Collateral Agent; provided that if such Event of Default shall cease or shall be waived pursuant to the provisions of the Indenture, the Collateral Agent shall immediately pay all funds so received and deliver all Investment Securities acquired with such funds to the Company.

     (c) Notwithstanding the foregoing, the Company may at its option, with respect to any Sublease, decline to comply with the requirements set forth in this Section 4.05 in which case the Sublease shall be deemed a sale with respect to the Pledged Spare Part covered thereunder and the Company shall first comply with Section 4.04(c) hereof in respect thereof.

     (d) No Sublease, interchange or pooling, exchange, borrowing or maintenance servicing arrangement or other transfer or relinquishment of the possession of any Pledged Spare Part or of any of the Company's rights hereunder shall in any way discharge or diminish any of the Company's obligations to the Collateral Agent hereunder, cause the sublessee, transferee, assignee or any other Person (other than the Company) to be deemed to be the "Company" or an obligor on the Securities for purposes of this Pledge Agreement, or constitute a waiver of any of the Collateral Agent's rights or remedies hereunder, except to the extent such obligations, rights or remedies may be inapplicable during the period of any Sublease as elsewhere herein provided.

     Section 4.06  Recording; Registration; Compliance with Laws and Rules.  The
                   -------------------------------------------------------
Company will cause this Pledge Agreement and all agreements supplemental hereto to be filed and recorded (and to the extent required by law, refiled and re-recorded) under the Federal Aviation Act (with respect to supplements, only if such supplement involves Pledged Spare Parts) and the Uniform Commercial Code as in effect in the jurisdictions in which the Collateral is located; and the Company will from time to time do and perform any other acts and execute, acknowledge, deliver, file and record any and all further instruments required under the laws of the United States or any other applicable jurisdiction for the purpose of proper protection of the Collateral Agent's and the Holders of the Securities rights under this Pledge Agreement or for the purpose of carrying out the intention of this Pledge Agreement; and the Company will promptly furnish to the Collateral Agent certificates or other evidences of such filing, recording, refiling and re-recording satisfactory to the Collateral Agent.

     Section 4.07  Indemnities.  The Company agrees to indemnify, and hold
                   -----------
harmless the Collateral Agent to the same extent provided to the Indenture Trustee under Section 7.7 of the Indenture, and the Collateral Agent shall have those rights set forth in such Section 7.7 for the Indenture Trustee. This covenant of indemnity shall continue in full force and effect notwithstanding the full payment of principal of and interest on the Securities or the termination of this Pledge Agreement in any manner whatsoever.

     In addition, the Company shall indemnify, protect and hold harmless the Collateral Agent from and against any and all liabilities, claims, demands, costs, charges and expenses, including royalty payments and reasonable counsel fees, in any manner imposed upon or accruing against the Collateral Agent because of any design, article or material in respect of the Collateral which infringes, or is claimed to infringe, any patent or other industrial property right. The Collateral Agent will give notice to the Company of any such claim known to the Collateral Agent in respect of which liability may be charged against the Company.

     Section 4.08  FAA Records.  The Company will maintain or cause to be
                   -----------
maintained all records, logs and other materials required by the FAA to be maintained in respect of the Collateral, the Acquired Slots and any other Slot Trust Assets regardless of whether such requirements are, by their terms, imposed upon the Company, the Collateral Agent, the Indenture Trustee or the Slot Trustee, and in the event that any Collateral is repossessed by the Collateral Agent pursuant to Article 6 hereof, will forthwith deliver to the Collateral Agent all such records, logs and other materials relating thereto.

     Section 4.09  Restrictions on Liens; Permitted Contests.  (a)  Restrictions
                   -----------------------------------------        ------------
on Liens. The Company will not create, incur, assume or suffer to exist or
--------
permit to be created or incurred or assumed or to exist any Lien upon or against the Collateral, the Acquired Slots or other Slot Trust Assets except for the following (collectively, the "Permitted Collateral Liens"): (i) this Pledge Agreement and the other Operative Documents and the rights of the Collateral Agent, the Indenture Trustee, the Slot Trustee, the Holders of Securities and the Company hereunder and thereunder, (ii) in the case of Operative Collateral or the Beneficial Interest (to the extent the Beneficial Interest constitutes a general intangible under the New York Uniform Commercial Code as in effect from time to time), Liens for taxes or other governmental charges or levies not yet due, the payment of which shall not at the time be required to be made in accordance with Section 4.02 hereof, (iii) in the case of Operative Collateral, materialmen's, mechanics', workmen's, repairmen's, employees', other like Liens and other Liens arising in the Ordinary Course Of Business and which are not overdue for more than 45 days, except to the extent that any such Lien is being contested in good faith and by appropriate legal proceedings which, in the opinion of the Company, do not involve any material danger of the sale, forfeiture or loss of any Collateral or any interest therein, (iv) in the case of Operative Collateral or the Beneficial Interest (to the extent the Beneficial Interest constitutes a general intangible under the New York Uniform Commercial Code as in effect from time to time) any judgment Lien, unless the judgment it secures shall not, within sixty (60) days after the entry thereof, have been discharged, vacated or reversed or the execution thereof stayed pending appeal, or shall not have been discharged, vacated or reversed within sixty (60) days after the expiration of any such stay, (v) in the case of Operative Collateral, Subleases and other transfers of possession permitted under Sections 4.03 and
4.05 hereof, (vi) in the case of Acquired Slots, the Prior Third Party Licenses, Third-Party Licenses and Slot Trades, (vii) executory contracts for sale or lease by the Company of any Operative Collateral or Acquired Slots under which consummation of such sale or lease, or delivery of such Operative Collateral or Acquired Slots is conditioned on release of such Operative Collateral or Acquired Slots from this Pledge Agreement or the Slot Trust and (viii) in the case of Pledged Spare Parts subject to arrangements or agreements referred to in
Section 4.05(a) (iv), the right of any Person other than the Company to claim a portion of the insurance proceeds received or receivable by the Collateral Agent as a result of an Event of Loss.

     (b) Permitted Contests. If no Event of Default shall be continuing, the
         ------------------
Company shall not be required, nor shall the Collateral Agent have the right, without prior agreement of the Company, to discharge or remove, as the case may be, any Lien on or against the whole or any part of any Collateral or the Acquired Slots, the discharge or removal of which would otherwise be required by the terms of this Pledge Agreement, the Slot Trust or the Master Sub-License Agreement, or to comply with any legal requirements, compliance with which would otherwise be required by this Pledge Agreement, or to pay any charge or other amount the Company may be obligated to pay to any Person pursuant to this Pledge Agreement other than an indemnification payment to a Person entitled to such indemnification pursuant to the terms of Section 4.07 hereof, so long as the Company shall at its own expense contest the existence, amount, applicability, extent or validity thereof in good faith by an appropriate proceeding timely instituted, which, in the case of any Lien so contested, shall operate to prevent the collection or satisfaction of such Lien, and, in all cases in which the sale or forfeiture of the whole or any part of such Collateral or the Acquired Slots shall be at issue, shall operate to prevent such sale or forfeiture; provided, however, that such proceeding presents no material danger of the sale, forfeiture or loss of any Collateral or Acquired Slot which has not been provided for by the Company giving such security as may be required in the proceeding; and, provided, further, that nether the Collateral Agent, the Indenture Trustee nor the Slot Trustee (as fiduciaries or in their individual capacities) nor any holder of Securities would be in any danger of criminal liability, or any other liability or obligation for which no indemnification is provided hereunder, by reason of such nonpayment or noncompliance. The Collateral Agent hereby agrees to execute and deliver at the Company's expense such documents, including powers of attorney, as the Company may reasonably request in order that the Company shall be enabled effectively to conduct any such proceeding.

     Section 4.10  Warranty of Title.  The Company warrants that (subject to the
                   -----------------
parenthetical phrase in Section 2.01(c)) as of the date of delivery of this Pledge Agreement it is the legal and beneficial owner of the Collateral (excluding any Property which may become Collateral hereafter) and has good right to mortgage or transfer, as the case may be, the same. The Company will at the time it subjects any Property to the Lien of this Pledge Agreement by supplemental agreement be the legal and beneficial owner of such Property and will have good right to mortgage the same, subject to Permitted Collateral Liens. The Company warrants that all the Collateral (except Property which may become Collateral hereafter) is, and at the time the Company subjects any Property acquired hereafter to the Lien of this Pledge Agreement by supplemental agreement, the Property so subjected will be, free and clear of all Liens, except Permitted Collateral Liens.

     The Company will, at or before the time it subjects any Property to the Lien of this Pledge Agreement, cause evidence of its title to be duly recorded, filed, or filed for recording, to the extent permitted under the Federal Aviation Act or required under any other applicable law, by the Company as owner. The Company will at all times defend and protect its title to the Collateral, against the enforcement against such Collateral of all claims, Liens, penalties and rights asserted by any and all parties whatsoever.

     Section 4.11  Inventory Control System.  The Company shall not change in
                   ------------------------
any material respect the methods and practices (including, without limitation, any change in the designation of any Spare Parts as "active" or "excess" which change would be inconsistent with practices as in effect on the Issue Date) relating to the valuation of Spare Parts as reflected in its Inventory Control System as in effect on the Issue Date unless such change is consented to by the Collateral Agent (such consent not to be unreasonably withheld or delayed).

     Section 4.12  Actions Regarding the Beneficial Interest Certificates.  (a)
                   ------------------------------------------------------
The Collateral Agent shall be entitled to exercise any and all voting and consensual rights and powers relating or pertaining to the Beneficial Interest Certificate or any part thereof, subject to Section 9.01 of the Acquired Slot Trust Agreement.

     (b) All distributions with respect to the Beneficial Interest Certificate shall be paid directly to and shall be retained by the Collateral Agent subject to the Lien of this Pledge Agreement.

     (c) The Company will take all action necessary or appropriate to cause the Collateral Agent to obtain the benefit of the provisions in clauses (a) and (b) above and if any payments or distributions on the Beneficial Interest Certificate are made to the Company, the Company will immediately deliver the same to the Collateral Agent.

     (d) The Beneficial Interest Certificate delivered to the Collateral Agent on the date hereof shall be accompanied by an irrevocable stock power or powers (or trust equivalent) executed by the Company and the Company further agrees to execute any and all additional documents and instruments deemed necessary or appropriate by the Collateral Agent to facilitate the Collateral Agent's exercise of remedies pursuant to the terms of this Pledge Agreement; provided, however, that unless and until there shall occur an acceleration of the obligations of the Company under the Securities and the Indenture, the Company shall continue to be the holder of record of the Beneficial Interest and the Beneficial Interest Certificate on the books of the Slot Trust.

     Section 4.13  Reports Regarding Collateral.  (a)  The Company shall deliver
                   ----------------------------
to the Indenture Trustee and the Collateral Agent (i) on the Issue Date (as of November 30, 1997) an inventory of the Pledged Spare Parts that will be subject to the Lien of the Pledge Agreement at the Designated Locations describing the values of such Pledged Spare Parts, as reflected on the Inventory Control System and (ii) as of the last day of each month thereafter (within 20 days of the end of each such month) an inventory of the Pledged Spare Parts at the Designated Locations describing, among other things, the values of such Pledged Spare Parts, as reflected on the Inventory Control System, in the form of the report attached hereto as Exhibit C. The Company shall promptly respond to any request of the Indenture Trustee or Collateral Agent for an explanation concerning any discrepancies or changes in values reflected in such reports. The Collateral Agent shall have the right to appoint and be reimbursed for expenses of a technical adviser, and to have the Company deliver documentation to it and such technical adviser as either of them may reasonably request.

     (b) If (i) within fifteen (15) days after the delivery of a Company Appraiser's Certificate for purposes of satisfying the Substitution Requirements, the Indenture Trustee gives notice that it desires to have a Trustee Appraiser redetermine the matters set forth in such Company Appraiser's Certificate, and (ii) a Trustee Appraiser delivers to the Company, the Indenture Trustee and the Collateral Agent an Independent Appraiser's Certificate as to such matters signed by such Trustee Appraiser within fifteen (15) days after the date of delivery of such Indenture Trustee's notice, the Appraised Values (or Fair Market Values) of the Collateral subject to such Event of Loss or Request for release and the Permitted Substitutes evidenced by such Independent Appraiser's Certificates shall be determined as provided in the definition of

Appraised Value (or Fair Market Value). If (i) within thirty (30) days after the delivery of a Company Appraiser's Certificate for purposes of establishing the Security Ratio in connection with an Event of Loss, the Indenture Trustee gives notice that it desires to have a Trustee Appraiser redetermine the matters set forth in such Company Appraiser's Certificate, and (ii) a Trustee Appraiser delivers to the Company, the Indenture Trustee and the Collateral Agent an Independent Appraiser's Certificate as to such matters signed by the Trustee Appraiser within thirty (30) days after the delivery of such Indenture Trustee's notice, the Security Ratio shall be established as provided in paragraph (a) of the Substitution Requirements. The Company and the Indenture Trustee may but shall be under no obligation to join in the appointment of a single Independent Appraiser for purposes of making any determination of Liquidation Value, Appraised Value or Fair Market Value or establishing the Security Ratio, and if they do so, the resulting determination of the Independent Appraiser so selected shall be delivered to the Company, the Indenture Trustee and the Collateral Agent at such time as the Company and Indenture Trustee shall agree and shall be final and binding upon all parties.

     Section 4.14  Maintenance Ratio.  (a) The Company shall, (i) within 60 days
                   -----------------
after delivery (or deemed delivery pursuant to Section 4.14 (b) below) of a monthly inventory report pursuant to Section 4.13 which indicates that the aggregate value of Pledged Spare Parts is less than 60% of the value of the Pledged Spare Parts shown on the inventory report delivered on the Issue Date, deliver to the Collateral Agent an Officers' Certificate showing a calculation of the Maintenance Ratio as of the date of such Officers' Certificate (a "Maintenance Ratio Officers' Certificate") which Maintenance Ratio Officers' Certificate shall be based on, and have attached thereto, a Company Appraiser's Certificate (which, for purposes of this Section 4.14, need not be based on an actual physical inspection of the Collateral so long as it is based on a full appraisal which included such physical inspection performed by the same Independent Appraiser furnishing such Company Appraiser's Certificate and such physical inspection was conducted no earlier than 20 months prior to the date of such Company Appraiser's Certificate) stating (A) the Fair Market Value, by type and category and in reasonable detail, of all assets or groups of assets required for the computation of the Maintenance Ratio, and (B) the Maintenance Ratio (a "Maintenance Appraisal Certificate"), in each case as of the last day of the month to which such monthly inventory report relates and (ii) if the Maintenance Ratio shown in such Maintenance Appraisal Certificate is less than
1.2 to 1, within 30 days after the date on which such Maintenance Ratio Officers' Certificate is delivered, (A) commence an Offer to Purchase a principal amount of the Notes and furnish to the Trustee the Acquired Securities (for cancellation) immediately upon such purchase, (B) furnish additional Operative Collateral, (C) furnish Additional Acquired Slots or (D) furnish Cash Collateral (or any combination of the foregoing), that would (on the basis of such certificate) be required to be delivered or pledged hereunder for the Maintenance Ratio to be at or above 1.2 to 1.0. Any such Offer to Purchase shall be made at a purchase price equal to 101% of the principal amount of Securities subject thereto, plus accrued and unpaid interest and Special Interest, if any, with respect thereto.

     (b) If the Company fails to deliver a monthly inventory report within twenty days after the end of a month as required by Section 4.13(a), then, until such time as it actually delivers an inventory report for such month, the Company shall be deemed to have delivered a monthly inventory report for such month which indicates that the aggregate value of Pledged

Spare Parts is less than 60% of the value of the Pledged Spare Parts shown on the inventory report delivered on the Issue Date.

     (c) If (i) pursuant to Section 4.14(a)(ii), the Company elects to increase the amount of Cash Collateral so that the Maintenance Ratio is at or above 1.2 to 1 and (ii) at any time thereafter the Maintenance Ratio is at or above 1.5 to 1 then, so long as no Event of Default has occurred and is continuing or would result therefrom, upon Request by the Company the liens and security interests created hereby in such Cash Collateral held hereunder (in an aggregate amount not to exceed the amount of such increase) shall be released and terminated, but only to the extent that, after giving effect to any such release, the Maintenance Ratio is at or above 1.5 to 1 as evidenced by a Maintenance Ratio Officers' Certificate dated the date of the requested release, together with a Maintenance Appraisal Certificate as of a date no earlier than 30 days prior to the date of such requested release, delivered to the Collateral Agent. Upon any release of Collateral or termination of a lien or security interest pursuant to his subsection (c), the Collateral Agent shall, at the expense of the Company, execute and deliver all such releases, termination statements and other documents or instruments as the Company may reasonably request evidencing or confirming such release or termination and shall return to the Company all such cash and securities no longer required to be held as Cash Collateral.

     Section 4.15  Change in Location of Principal Office, Records or Name.  The
                   -------------------------------------------------------
Company will not change the location of its principal office or chief executive office or the location of the offices where the records with respect to the Collateral are kept from that set forth in Section 3.01(j) unless 20 days' prior written notice of such change is given to the Collateral Agent. The Company will not change its legal name, use any other name nor change the form of its organization without giving the Collateral Agent 20 days' prior written notice thereof.

                                   ARTICLE 5

                                   Insurance

     Section 5.01  Insurance to Be Carried.  (a) The Company will at all times
                   -----------------------
carry and maintain, at its own expense, with responsible insurers valid and collectible insurance (subject to deductibles and self-insurance consistent with the Company's current practices as of the Issue Date) on the Pledged Spare Parts covering all-risk of physical loss or damage to such Pledged Spare Parts. The Company will at all times carry and maintain on each aircraft or engine on which a Spare Part that was a Pledged Spare Part is installed, at its own cost and expense public liability and passenger liability and property damage liability insurance.

     All insurance required hereunder shall be of such type as is customarily carried by corporations engaged in the same or a similar business, similarly situated with the Company, and owning and operating similar Property and shall be placed with responsible insurance companies, underwriters or funds.

     All-risk of physical loss or damage insurance on Spare Parts required hereunder shall provide for payment in the United States in U.S. Dollars.

     (b) Without limiting anything set forth in this Article 5:

          (i) all liability policies shall: (A) be primary without right of contribution from any other insurance carried by the Collateral Agent, and
     (B) name the Collateral Agent as additional insured under a standard mortgagee clause, provided that the inclusion of more than one insured shall not operate to increase the insurer's limit of liability or to avoid the coverage of an insured as respects claims against said insured by the other insured or the employees of such other insured; and

          (ii) all policies (other than liability policies) required hereunder covering loss or damage to any Collateral shall name the Collateral Agent as loss payee under a standard mortgagee clause and shall provide that proceeds payable under such policies shall be paid exclusively to the Collateral Agent as loss payee.

     Section 5.02  Alteration of Insurance.  All policies (other than war-risk
                   -----------------------
policies) required by Section 5.01 hereof shall provide for not less than thirty
(30) days' prior written notice to the Collateral Agent before any material alteration which adversely affects the interests of the Collateral Agent, or cancellation of the insurance evidenced thereby, shall be effective as to the Collateral Agent, or if it is not commercially possible at the time to obtain the notice specified above, shall provide for as long a period of prior notice as shall then be commercially possible to obtain (it being understood that in the case of cancellation for non-payment of premium, ten (10) days prior notice is the longest notice commercially possible to obtain on the date hereof).

     Section 5.03  Additional Insurance.  Nothing contained herein shall prevent
                   --------------------
the Company from carrying additional insurance in excess of that required hereunder in respect of any Collateral at its own expense.

     Section 5.04  Insurance Certificates.  On the Issue Date and annually on or
                   ----------------------
before the anniversary date of each insurance policy required hereunder, the Company will furnish to the Collateral Agent a report from the Company's independent insurance broker describing in reasonable detail the insurance then carried and maintained on the Collateral, certifying that such insurance complies with the terms hereof and stating the opinion of such broker that such insurance is adequate for the protection of the interests of the Company and the Collateral Agent in accordance with the terms hereof.

     Section 5.05  Proceeds of Insurance.  (a)  So long as no Event of Default
                   ---------------------
has occurred and is continuing, all proceeds of insurance required hereby which are received by the Collateral Agent or the Company as the result of the occurrence of an Event of Loss with respect to any Collateral shall be immediately paid over to or retained by the Company, provided that the Company has fully complied with the terms of Section 4.04 and has made all payments then due and required to be made by the Company under the Indenture, and otherwise shall be paid over to or retained by the Collateral Agent to be held as Temporary Cash Collateral or if the Company so notifies the Collateral Agent at any time, Cash Collateral hereunder.

     (b) So long as no Event of Default has occurred and is continuing, all proceeds of insurance required hereby which are received by the Collateral Agent or the Company as the result of any property damage or loss to any Collateral not constituting an Event of Loss will be immediately applied in payment for repair (whether such payment be for repair or partial repair already made or for advance payments or deposits requested by the person making such repair) or replacement in accordance with the terms of Section 4.03, if not already paid for by the Company, or, if already paid for by the Company, will be immediately applied to reimburse the Company for such payment, and any balance remaining after such application or payment shall be immediately paid over to or retained by the Company.

     (c) All proceeds of insurance required hereby which are received by the Collateral Agent or the Company as a result of any property damage or loss to Spare Parts or other Property not constituting Pledged Spare Parts or other Collateral shall be immediately paid over to or retained by the Company.

     (d) All proceeds of insurance received by the Collateral Agent hereunder and not then required to be paid over to the Company shall be held by the Collateral Agent as Temporary Cash Collateral or, if the Company so notifies the Collateral Agent at any time, Cash Collateral hereunder.

                                   ARTICLE 6

                                    Remedies

     Section 6.01  Remedies.  In case of the happening and during the
                   --------
continuance of any Event of Default (as applied to the Non-Slot Collateral) and upon the acceleration of the obligations of the Company under the Securities and the Indenture (as applied to the Slot Collateral) and so long as such Event of Default shall not have been cured or waived and/or such acceleration shall not have been rescinded, as the case may be, the Collateral Agent shall have, in addition to all other rights given by law or by the Pledge Agreement or the other Operative Documents, all the rights and remedies with respect to the Collateral of a secured party under the Uniform Commercial Code in effect in the State of New York and any other applicable jurisdiction at that time. In addition the Collateral Agent may transfer to or register in its name as Collateral Agent the Beneficial Interest Certificate and may take possession of the Collateral or any part or the whole of any type of the Collateral, and may by its agents enter upon the premises of the Company or of any sublessee where any part or the whole of such type of the Collateral may be and take possession of any part or the whole of such type of the Collateral and withdraw the same from said premises, retaining all payments which up to that time may have been made on account of such type of the Collateral and otherwise, and shall be entitled to collect, receive and retain all unpaid charges of any kind earned by such type of the Collateral or any part thereof, and may lease such portion of the Collateral or any part thereof, or with or without retaking possession thereof sell the same or any part thereof, free from any and all claims of the Company at law or in equity, in one lot and as an entirety or in separate lots, insofar as may be necessary to perform and fulfill the Obligations, at public or private sale with or without advertisement, for cash or upon credit, in its discretion, and may proceed otherwise to enforce its rights and the rights of the Holders of Securities in the manner herein provided. Upon any such sale, the Collateral Agent itself may bid for the Property offered for sale or any part thereof. Any such sale may be held or conducted at such place and at such time as the Collateral Agent may specify, or as may be required by law, and without gathering at the place of sale the Collateral to be sold, and in general in such manner as the Collateral Agent may determine, but so that the Company may and shall have a reasonable opportunity to bid at any such sale. Subject to the second paragraph of Section 6.02 hereof and to Section 6.03 hereof, upon such taking possession or withdrawal or lease or sale of part or the whole of such type of the Collateral, the Company shall cease to have any rights or remedies in respect of such type of the Collateral hereunder, but all such rights and remedies shall be deemed thenceforth to have been waived and surrendered by the Company, and no payments theretofore made by the Company for the rent or use of such type of the Collateral shall, in case of the happening of any Event of Default and such taking possession, withdrawal, lease or sale by the Collateral Agent, give to the Company any legal or equitable interest or title in or to such type of the Collateral or any part of it or any cause or right of action at law or in equity in respect of such type of the Collateral against the Collateral Agent or the Holders of Securities. No such taking possession, withdrawal, lease or sale of such type of the Collateral by the Collateral Agent and no omission of or delay in taking any such action shall be a bar to the recovery by the Collateral Agent from the Company of the Obligations and the Collateral Agent may sue for and collect, and the Company shall be and remain liable for, the Obligations until such sums shall have been realized as, with the proceeds of the lease or sale of such portion of the Collateral if any shall be sufficient for the discharge of all of the Obligations whether or not they shall have then matured. The Company hereby expressly waives any and all claims against the Collateral Agent and its agent or agents for damages of whatever nature in connection with any retaking of Collateral in any commercially reasonable manner.

     Upon any sale of the Collateral pursuant to this Section 6.01, whether made under the power of sale hereby given or pursuant to judicial proceedings, to the extent permitted by law:

     A. the Collateral Agent may make and deliver to the purchaser or purchasers a good and sufficient deed, bill of sale and instrument of assignment and transfer of the property sold; and

     B. the Collateral Agent is hereby irrevocably appointed the true and lawful attorney of the Company, in its name and stead, to make all necessary deeds, bills of sale and instruments of assignment and transfer of the property thus sold; and for that purpose it may execute all necessary deeds, bills of sale and instruments of assignment and transfer, and may substitute one or more persons, firms or corporations with like power, the Company hereby ratifying and confirming all that its said attorney or such substitute or substitutes shall lawfully do by virtue hereof; but if so requested by the Collateral Agent or by any purchaser, the Company shall ratify and confirm any such sale or transfer by executing and delivering to the Collateral Agent or to such purchaser or purchasers all proper deeds, bills of sale, instruments of assignment and transfer and releases as may be designated in any such request.

     Section 6.02  Application of Proceeds.  If, in the case of the happening of
                   -----------------------
any Event of Default or acceleration, the Collateral Agent shall exercise any of the powers conferred upon it by Section 6.01 hereof, all payments made by the Company to the Collateral Agent hereunder after such Event of Default, and the proceeds of any judgment collected by the Collateral Agent hereunder, and the proceeds of every sale or lease by the Collateral Agent hereunder of any part or the whole of the Collateral, together with any other sums which may then be held by the Collateral Agent under any of the provisions hereof, shall be applied by the Collateral Agent in the manner set forth in Section 6.10 of the Indenture.

     After all such payments shall have been made in full, the title to any part or the whole of the Collateral remaining unsold and abandoned by the Collateral Agent shall be conveyed by the Collateral Agent to the Company or its named designee free from any further liabilities or obligations to the Collateral Agent hereunder. If after applying all such sums of money realized by the Collateral Agent as aforesaid there shall remain any amount due to the Collateral Agent under the provisions hereof, the Company agrees to pay the amount of such deficit to the Collateral Agent.

     Section 6.03  Obligations of Company Not Affected by Remedies.  No retaking
                   -----------------------------------------------
of possession of part or the whole of the Collateral by the Collateral Agent, nor any withdrawal, lease or sale thereof, nor any action or failure or omission to act against the Company or in respect of the Collateral, on the part of the Collateral Agent or on the part of the Holder of any Securities, nor any delay or indulgence granted to the Company by the Collateral Agent or by any such Holder, shall affect the obligations of the Company hereunder. The Collateral Agent may at any time upon notice in writing to the Company apply to any court of competent jurisdiction for instructions as to the application and distribution of the property held by it.

     Section 6.04  Remedies Cumulative and Subject to Applicable Law.  No right,
                   -------------------------------------------------
power or remedy herein conferred upon or reserved to the Collateral Agent, the Indenture Trustee and the Slot Trustee and/or the Holders of the Securities is intended to be exclusive of any other right, power or remedy conferred upon or reserved to any one or more of them and every right, power and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right, power and remedy given hereunder or under the Indenture or the other Operative Documents or now or hereafter existing at law or in equity or otherwise (including, without limitation, under the Uniform Commercial Code as in effect in any applicable jurisdiction) and may be exercised from time to time and as often and in such order as may be deemed expedient by the Collateral Agent, the Indenture Trustee, the Slot Trustee and/or the Holders of the Securities. The exercise by any of them of any right, power or remedy shall not be construed as a waiver of the right of any of them to exercise at the same time or thereafter any other right, power or remedy, nor as an election precluding exercise at the same time or thereafter of any alternative right, power or remedy. The exercise of any right, power or remedy shall be subject to applicable law.

                                   ARTICLE 7

                                  Termination

     Section 7.01  Termination.  The Company agrees that this is a continuing
                   -----------
agreement and shall remain in full force and effect until the earlier of (i) the date the Company pays in full and performs all of its Obligations hereunder and under the Securities and (ii) (x) the occurrence of the Indenture Discharge Date and (y) the payment of all Obligations then due and payable, at which time the Collateral Agent shall have no further interest in and to the Collateral or the Slot Trust Assets, and will at the Company's expense release all of the Collateral Agent's interest in and to the Collateral and the Slot Trust Assets, including any cash and/or Investment Securities held in accordance with the terms of this Pledge Agreement and/or the Master Sub-License Agreement.

                                   ARTICLE 8

                               Collateral Agent

     Section 8.01  Collateral Agent.  The Collateral Agent has been appointed as
                   ----------------
Collateral Agent hereunder. The Collateral Agent shall be obligated, and shall have the right, hereunder to make demands, to give notices, to exercise or refrain from exercising any rights, and to take or refrain from taking action (including, without limitation, the release of Collateral or the substitution of Permitted Substitutes) solely in accordance with this Pledge Agreement and the Indenture. The Collateral Agent may resign and a successor Collateral Agent may be appointed in the manner provided for a successor Trustee in the Indenture. Upon the acceptance of any appointment as a Collateral Agent by a successor Collateral Agent, that successor Collateral Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Collateral Agent under this Pledge Agreement, and the retiring Collateral Agent shall thereupon be discharged from its duties and obligations under this Pledge Agreement. After any retiring Collateral Agent's resignation, the provisions of this Pledge Agreement shall inure to its benefit as to any actions taken or omitted to be taken by it under this Pledge Agreement while it was Collateral Agent. The Collateral Agent agrees to and shall have the benefit of all provisions of the Indenture and the other Operative Documents stated therein to be applicable to the Collateral Agent.

                                   ARTICLE 9

                                 Miscellaneous

     Section 9.01  Benefits of Pledge Agreement Restricted.  Subject to the
                   ---------------------------------------
provisions of Section 9.10 hereof, nothing in this Pledge Agreement or the Securities, express or implied, shall give or be construed to give to any Person, other than the parties hereto and the Holders of the Securities, any legal or equitable right, remedy or claim under or in respect of this Pledge Agreement or under any covenant, condition or provision herein contained, all such covenants, conditions and provisions, subject to Section 9.10 hereof, being for the sole benefit of the parties hereto and the Holders of the Securities.

     Section 9.02  Funds May Be Held by the Collateral Agent; Investments in
                   ---------------------------------------------------------
Investment Securities.  (a) (i) Subject to the provisions of Section 9.02(b),
---------------------
any money at any time paid to or held by the Collateral Agent hereunder until paid out by the Collateral Agent as herein provided may be carried by the Collateral Agent on deposit with itself, or on deposit or invested with one or more banks or investment banking or brokerage institutions acting on its behalf, and the Collateral Agent shall not have any liability for interest upon any such money except as otherwise agreed with the Company.

                   (ii) At any time and from time to time, if no Event of Default shall have occurred and be continuing and subject to Section 9.02(b), the Collateral Agent shall invest and reinvest any funds held by it in Investment Securities to be held by the Collateral Agent in trust for the benefit of the Holders of the Securities. Any such investments may be made by the Collateral Agent through its own bond or investment department, or through one or more banks or investment banking or brokerage institutions acting on its behalf.

                   (iii) Funds held in trust for the benefit of the Holders of the Securities by the Collateral Agent on deposit with itself or elsewhere, Investment Securities held in trust for the benefit of the Holders of the Securities, funds and/or Investment Securities held for the Company by the Collateral Agent, and funds or Investment Securities held under Section 9.02(b) shall each be held in distinct, identifiable accounts, and no other funds or investments of any nature or from any source whatsoever may be held in such accounts.

                   (iv) The Collateral Agent may sell any Investment Securities held by it and retain the proceeds of such a sale as Collateral hereunder.

                   (v) The Collateral Agent shall retain, for the benefit of the Holders of the Securities (a) any interest earned on deposits carried pursuant to clause (i) of this Section 9.02(a), and (b) any interest (other than accrued interest paid for at the time of purchase of an investment) or other profit which may accrue upon, or be realized from any sale or redemption of, Investment Securities.

     (b) Notwithstanding the foregoing and so long as no Event of Default shall have occurred and be continuing, any funds or Investment Securities held by the Collateral Agent as Temporary Cash Collateral shall be held for the benefit of the Holders of the Securities and shall be invested and reinvested by the Collateral Agent in Investment Securities as specified in a Request. Any such investments may be made by the Collateral Agent through its own bond or investment department, or through one or more banks or investment banking or brokerage institutions acting on its behalf if specified in such Request. No later than six (6) months after the Event of Loss or proposed release occasioning the deposit with the Collateral Agent of such Temporary Cash Collateral, if no Event of Default shall have occurred and be continuing and upon satisfaction by the Company of the applicable Substitution Requirements, the Collateral Agent shall return to the Company Temporary Cash Collateral in an amount equal to the entire amount of the related deposit, plus or minus any net earnings or loss thereon during the time it was held as Temporary Cash Collateral, or, if the Appraised Value of the Operative Collateral or Slots being substituted for such Temporary Cash Collateral (determined under paragraph (f)(ii) of the Substitution Requirements) is less than the Appraised Value of the Operative Collateral or Acquired Slots on account of whose loss, sale or deemed sale such Temporary Cash Collateral was furnished (determined under paragraph (a)(ii)(C), (b)(ii) or (f)(ii) of the Substitution Requirements), in an amount equal to such portion of such deposit, plus or minus such net earnings or loss, as is allocable to such lesser Appraised Value. If an Event of Default shall have occurred and be continuing or six (6) months shall have elapsed since the date of such Event of Loss or release, such Temporary Cash Collateral shall cease to be such and shall be held by the Collateral Agent for the benefit of the Holders of the Securities under
Section 9.02(a).

     (c) All Investment Securities shall be issued in the name of the Collateral Agent and held by it, or, if not so held, the Collateral Agent shall be reflected as the owner of, or secured party in respect of, such Investment Securities in the register of the issuer of such Investment Securities. In no event shall the Collateral Agent invest in, or hold, Investment Securities in a manner which would cause the Collateral Agent not to have a Lien on, and first priority perfected security interest in, such Investment Securities under the applicable provisions of the Uniform Commercial Code in effect where the Collateral Agent holds such Investment Securities, or if not held by it, in effect where the registrar is located, or other applicable law then in effect, and in no event shall the Collateral Agent hold cash other than in a manner which would cause the Collateral Agent to have a Lien on, and first priority perfected security interest in, such cash.

     (d) The Collateral Agent shall deliver to the Company within five (5) Business Days after December 31 of each year (commencing December 31, 1998) a statement which sets forth the amount of cash and/or Investment Securities held by the Collateral Agent and, with respect to Investment Securities, a schedule identifying each Investment Security and the face or principal amount thereof.

     (e) If the Company elects to repurchase the Securities, the Collateral Agent shall release the Temporary Cash Collateral and Cash Collateral and cooperate with the Company and the Indenture Trustee in connection with applications of Temporary Cash Collateral and Cash Collateral to the purchase or redemption of Securities in accordance with, and to the extent permitted by, the provisions of Section 3.9 of the Indenture.

     Section 9.03  Certificates and Opinions of Counsel; Statements to Be
                   ------------------------------------------------------
Contained Therein; Basis Therefor.  Subject to the next sentence, upon any
---------------------------------
application or Request by the Company to the Collateral Agent to take any action under any of the provisions of this Pledge Agreement, the Company shall furnish to the Collateral Agent an Officers' Certificate and an Opinion of Counsel in compliance with, but only if required by Sections 11.04 and/or 11.05 of the Indenture. Subject to Section 4.04(c) hereof, as a condition to the proposed release or exclusion of any Spare Parts from the Lien of this Pledge Agreement in accordance with the terms hereof, which Spare Parts remain located at a Designated Location, the Company shall furnish to the Collateral Agent an Opinion of Counsel, in form and substance satisfactory to the Collateral Agent to the effect that the Collateral Agent's security interest in the other Spare Parts which are Pledged Spare Parts at such Designated Location remains unaffected as to validity, perfection and priority under applicable federal and state law and that such release (including, without limitation, all documents created and filings made with respect thereto) will not have an adverse effect on the Collateral Agent's security interest in and to the Pledged Spare Parts.

     Section 9.04  Appraiser's Certificate.  Unless otherwise specifically
                   -----------------------
provided, an Independent Appraiser's Certificate shall be sufficient evidence of the Appraised Value and Fair Market Value to the Company of any Property under this Pledge Agreement.

     SECTION 9.05   Notices; Waiver.  Any request, demand, authorization,
                    ---------------
direction, notice, consent, waiver or other document provided or permitted by this Pledge Agreement to be made upon, given or furnished to, or filed with

     (a) the Company shall be sufficient for every purpose hereunder if in writing (including telecopied communications) and made, given, furnished or filed by personal delivery or mailed by first-class mail or by nationally recognized overnight courier, postage or courier charges, as the case may be, prepaid, to the Company at:

               Trans World Airlines, Inc.
               One City Centre
               515 N. 6th Street
               St. Louis, Missouri  63101
               Attention:  Senior Vice President & General Counsel

               Telecopier No.:  (314) 589-3267

     (b) the Collateral Agent shall be sufficient for every purpose hereunder if in writing (including telecopied communications) and made, given, furnished or filed by personal delivery or mailed by registered or certified mail or by nationally recognized overnight courier, postage or courier charges, as the case may be, prepaid, to or with the Collateral Agent at:

               First Security Bank, National Association
               79 South Main Street
               Salt Lake City, UT  84111
               Attention: Corporate Trust Services

               Telecopier No.:  (801) 246-5053

or to any of the above parties at any other address or telecopier number subsequently furnished in writing by it to each of the other parties listed above. An affidavit by any person representing or acting on behalf of the Company or the Collateral Agent as to such mailing, having any registry receipt required by this Section attached, shall be conclusive evidence of the giving of such demand, notice or communication.

     Any notice or communication mailed to a Holder shall be mailed to such Holder by first-class mail or by nationally recognized overnight courier, postage or courier charges, as the case may be, prepaid, at such Holder's address as it appears on the Register and shall be sufficiently given to such Holder if so mailed within the time prescribed.

     Failure to mail a notice or send a communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. Notices to the Collateral Agent or to the Company are deemed given only when received. Where this Pledge Agreement provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by the Holders shall be filed with the Collateral Agent, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

     Section 9.06   Amendments, Etc.  (a)  Except as provided in Section 9.06(b)
                    ---------------
hereof and subject to Section 4.11 of the Indenture and Article 9 of the Indenture, this Pledge Agreement may be amended by the Company and the Collateral Agent only with the affirmative vote of the Required Holders; provided, however, that the affirmative vote of each Holder shall be required to
--------  -------
amend this Section 9.06 or the definition of Required Holders or Applicable Percentage.

     (b) The Company and the Collateral Agent may also amend this Pledge Agreement without the vote of the Holders of the Securities if such parties each deem it necessary to cure any ambiguity, defect or inconsistency or conform this Pledge Agreement to the requirements of applicable Federal or State laws or regulations; provided that such amendments or amendment do not have any adverse effect on the interests of the Holders.

     Section 9.07   No Waiver; Remedies.  (a)  No failure on the part of the
                    -------------------
Collateral Agent to exercise, and no delay in exercising any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative, may be exercised singly or concurrently, and are not exclusive of any remedies provided by law or the Indenture, the Securities or any of the other Operative Documents.

     (b) Failure by the Collateral Agent at any time or times hereafter to require strict performance by the Company or any other Person of any of the provisions, warranties, terms or conditions contained herein or in any of the Indenture, the Securities or any other Operative Documents now or at any time or times hereafter executed by the Company or any such other Person and delivered to the Collateral Agent shall not waive, affect or diminish any right of the Collateral Agent at any time or times hereafter to demand strict performance thereof, and such right shall not be deemed to have been modified or waived by any course of conduct or knowledge of the Collateral Agent or any agent, officer or employee of the Collateral Agent.

     Section 9.08   Conflict with Trust Indenture Act of 1939.  If and to the
                    -----------------------------------------
extent that any provision of this Pledge Agreement limits, qualifies or conflicts with the duties imposed by Sections 310 to 317, inclusive, of the TIA, such imposed duties shall control.

     Section 9.09   Holidays.  In the event that any date for the payment of any
                    --------
amount due hereunder shall not be a Business Day, then (notwithstanding any other provision of this Pledge Agreement) such payment need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the due date, and no interest shall accrue for the period from such due date to and including the next succeeding Business Day.

     SECTION 9.10   Successors and Assigns.  This Pledge Agreement and all
                    ----------------------
obligations of the Company hereunder shall be binding upon the successors and permitted assigns of the Company, and shall, together with the rights and remedies of the Collateral Agent hereunder, inure to the benefit of the Collateral Agent, the Indenture Trustee, the Holders, and their respective successors and assigns. The Company and the Collateral Agent understand and agree that the interest of the Company under this Pledge Agreement is not assignable and that any attempt to assign all or any portion of this Pledge Agreement by the Company shall be null and void except for an assignment in connection with a merger, consolidation or sale of substantially all the Company's assets permitted under the Indenture.

     SECTION 9.11   Governing Law; Submission to Jurisdiction; Waiver of Jury
                    -------------------------------------------------
Trial; Waiver of Damages.
------------------------

     (a) The laws of the State of New York shall govern this Pledge Agreement without regard to principles of conflict of laws.

     (b) The Company agrees that the Collateral Agent shall, in its capacity as Collateral Agent or in the name and on behalf of any Holder, have the right, to the extent permitted by applicable law, to proceed against the Company or its property in a court in any location reasonably selected in good faith (and having personal or in rem jurisdiction over the Company or its property, as the case may be) to enable the Collateral Agent to realize on such property, or to enforce a judgment or other court order entered in favor of the Collateral Agent. The Company agrees that it will not assert any counterclaims, setoffs or crossclaims in any proceeding brought by the Collateral Agent to realize on such property or to enforce a judgment or other court order in favor of the Collateral Agent, except for such counterclaims, setoffs or crossclaims which, if not asserted in any such proceeding, could not otherwise be brought or asserted. The Company waives any objection that it may have to the location of the court in which the Collateral Agent has commenced a proceeding described in this paragraph including, without limitation, any objection to the laying of venue or based on the grounds of forum non conveniens.

     (c) The Company and the Collateral Agent each waive any right to have a jury participate in resolving any dispute, whether sounding in contract, tort, or otherwise arising out of, connected with, related to or incidental to the relationship established between them in connection with this Pledge Agreement. Instead, any disputes resolved in court will be resolved in a bench trial without a jury.

     (d) The Company agrees that neither the Collateral Agent nor any Holder shall have any liability to the Company (whether sounding in tort, contract or otherwise) for losses suffered by the Company in connection with, arising out of, or in any way related to, the transactions contemplated and the relationship established by this Pledge Agreement, or any act, omission or event occurring in connection therewith, unless it is determined by a final and nonappealable judgment of a court that is binding on the Collateral Agent or such Holder, as the case may be, that such losses were the result of acts or omissions on the part of the Collateral Agent or such Holder, as the case may be, constituting bad faith, gross negligence or willful misconduct.

     (e) To the extent permitted by applicable law, and except as otherwise provided in this Pledge Agreement, the Company waives all rights of notice and hearing of any kind prior to the exercise by the Collateral Agent or any Holder of rights during the continuance of any Event of Default to repossess the Collateral with judicial process or to replevy, attach or levy upon the Collateral or other security for the Obligations. To the extent permitted by applicable law, the Company waives the posting of any bond otherwise required of the Collateral Agent or any Holder in connection with any judicial process or proceeding to obtain possession of replevy, attach or levy upon the Collateral or other security for the Obligations, to enforce any judgment or other court order entered in favor of the Collateral Agent or any Holder, or to enforce by specific performance, temporary restraining order or preliminary or permanent injunction, this Pledge Agreement or any other agreement or document between the Company on the one hand and the Collateral Agent and/or the Holders on the other hand.

     Section 9.12   Indemnification.  The Company agrees to pay, and to save
                    ---------------
the Indenture Trustee and the Collateral Agent harmless from, any and all liabilities with respect to, or resulting from any delay in paying, any and all excise, sales or other similar taxes which may be payable or determined to be payable with respect to any of the Collateral or in connection with any of the transactions contemplated by this Pledge Agreement.

     SECTION 9.13   Effect of Headings.  The Article and Section headings and
                    ------------------
the Table of Contents contained in this Pledge Agreement have been inserted for convenience of reference only, and are and shall be without substantive meaning or content of any kind whatsoever and are not a part of this Pledge Agreement.

     SECTION 9.14   No Adverse Interpretation of Other Agreements. This Pledge
                    ---------------------------------------------
Agreement may not be used to interpret any agreement of the Company or any of its Subsidiaries which is unrelated to the Indenture, the Securities or the other Operative Documents. Any such agreement may not be used to interpret this Pledge Agreement.

     Section 9.15   No Recourse Against Others.  A director, officer,
                    --------------------------
employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under this Pledge Agreement or for any claim based on, in respect of or by reason of such obligations or their creation.

     SECTION 9.16   Counterpart Originals.  This Pledge Agreement may be signed
                    ---------------------
in two or more counterparts, each of which shall be deemed an original, but all of which shall together constitute one and the same agreement.

     SECTION 9.17   Severability.  The provisions of this Pledge Agreement are
                    ------------
Agreement are severable, and if any clause or provision shall be held invalid, illegal or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect in that jurisdiction only such clause or provision, or part thereof, and shall not in any manner affect such clause or provision in any other jurisdiction or any other clause or provision of this Pledge Agreement in any jurisdiction, and a Holder shall have no claim therefor against any party hereto.

     SECTION 9.18   Survival Provisions.  Notwithstanding any right of
                    -------------------
the Collateral Agent, the Initial Purchasers or any of the Holders to investigate the affairs of the Company, and notwithstanding any knowledge of facts determined or determinable by any of them pursuant to such investigation or right of investigation, all representations, warranties and covenants of the Company contained herein shall survive the execution and delivery of this Pledge Agreement, and shall terminate only upon the termination of this Pledge Agreement.

     SECTION 9.19   Waivers.  The Company waives presentment and
                    -------
demand for payment of any of the Obligations, protest and notice of dishonor or default with respect to any of the Obligations, and all other notices which the Company might otherwise be entitled, except as otherwise expressly provided for herein or in the Indenture.

                           [SIGNATURE PAGE FOLLOWS]

     IN WITNESS WHEREOF, the parties have caused this Pledge Agreement to be duly executed, all as of the date first above written.

                              TRANS WORLD AIRLINES, INC.

                              By: /s/ Michael J. Lichty
                                  -----------------------------
                                  Name: Michael J. Lichty
                                  Title: Vice President Corporate Finance



Agreed and accepted as of the date first written above:

FIRST SECURITY BANK,
NATIONAL ASSOCIATION,
as Collateral Agent

By: /s/ Nancy M. Dahl
    -----------------------------
    Name: Nancy M. Dahl
    Title: Vice President

                                   EXHIBIT A

                     FORM OF SUPPLEMENTAL PLEDGE AGREEMENT
                              (To Add Collateral)
                    SUPPLEMENTAL PLEDGE AGREEMENT No. _____


     SUPPLEMENTAL PLEDGE AGREEMENT NO. _______ , dated as of __________between TRANS WORLD AIRLINES, INC., a Delaware corporation (together with its successors and assigns, the "Company"), having an office at One City Centre, 515 N. 6th Street, St. Louis, Missouri 63101, and ______________________________________,
as Collateral Agent under the Pledge Agreement described below, having its principal office at _____________________________, (together with its successors in trust, the "Collateral Agent").

     WHEREAS, the Company has heretofore executed and delivered to the Collateral Agent a Pledge and Security Agreement, dated as of December 9, 1997 (the "Pledge Agreement"), covering the property of the Company therein described, to secure (subject to the provisions of the Pledge Agreement and the Indenture) the payment of the Securities (as defined in the Pledge Agreement) outstanding from time to time;

     WHEREAS, the Pledge Agreement (and any Supplemental Pledge Agreements) has
(have) been duly recorded with the Federal Aviation Administration at Oklahoma City, Oklahoma, pursuant to the Federal Aviation Act of 1958, as amended, on the following date as a document or conveyance bearing the following number:

                                    DOCUMENT OR
     DATE OF RECORDING              CONVEYANCE NO.


     Pledge Agreement......

     WHEREAS, the Company, as provided in the Pledge Agreement, is hereby executing and delivering or heretofore has executed and delivered, to the Collateral Agent one or more Supplemental Pledge Agreements for the purposes of specifically subjecting to the Lien of the Pledge Agreement certain property herein described[, or subjecting to the Lien of the Pledge Agreement appliances and spare parts maintained by the Company or on its behalf for installation or use in or useable on any model of aircraft or engine, at designated locations other than the locations designated in the Pledge Agreement and in Supplemental Pledge Agreements thereto, previously delivered). (Recite any other filing or recording data.)

     WHEREAS, the Company is the legal and beneficial owner of the property specifically described in Schedule I annexed hereto (and located at the (Designated Location) (location) described in Schedule I annexed hereto), free and clear of all mortgages, security interests, pledges, liens, claims, charges and encumbrances of every kind whatsoever, except only

Permitted Collateral Liens (as defined in the Definitions Appendix referred to in the Pledge Agreement) and desires to execute and deliver this Supplemental Pledge Agreement for the purpose of specifically subjecting said property to the Lien of the Pledge Agreement;

     WHEREAS, all things necessary to make this Supplemental Pledge Agreement the valid, binding and legal obligation of the Company, including all proper corporate action on the part of the Company, have been done and performed and have happened;

     NOW, THEREFORE, THIS SUPPLEMENTAL PLEDGE AGREEMENT WITNESSETH, that, to secure (subject to the provisions of the Pledge Agreement) the payment of the principal of, premium, if any, and interest and Special Interest (as defined in such Definitions Appendix), if any, on the Securities at any time secured under the Pledge Agreement and issued by the Company and outstanding, and the performance of the covenants therein and herein, the Company does hereby transfer, grant, bargain, sell, assign, convey, mortgage, hypothecate and pledge to the Collateral Agent the property described in Schedule I annexed hereto.

     TO HAVE AND TO HOLD all and singular the aforesaid property described in
Schedule I annexed hereto unto the Collateral Agent in trust and for the uses and purposes and subject to the terms, provisions, agreements and covenants set forth in the Pledge Agreement.

     This Supplemental Pledge Agreement shall be construed as supplemental to the Pledge Agreement and shall form a part thereof, and the Pledge Agreement is hereby incorporated by reference herein and is hereby ratified, approved and confirmed.

     This Supplemental Pledge Agreement is intended to be delivered in the State of New York and shall be governed by the laws of that State without regard to principles of conflicts of laws.

     This Supplemental Pledge Agreement may be signed in two or more counterparts, each of which shall be deemed an original, but all of which shall together constitute one and the same Supplemental Pledge Agreement.

     IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Pledge Agreement to be duly executed, all as of the date first above written.

                              TRANS WORLD AIRLINES, INC.

                              By:____________________________________
                                 Name:
                                 Title:

Agreed and accepted as of the date first written above:

[Name of Collateral Agent],
as Collateral Agent

By:  ______________________________
     Name:
     Title:

STATE OF MISSOURI      )
                       ) ss.:
COUNTY OF __________   )

     On the ______ day of ___________, ______, before me personally came ___________________________, to me known, who, being by me duly sworn, did depose and say that he resides at ______________________; that he is a ___________ of TRANS WORLD AIRLINES, INC., the corporation described in and that executed the above instrument; and that he signed his/her name thereto by order of the Board of Directors of said corporation.

     IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

[NOTARIAL SEAL]

                              Notary Public

STATE OF ____________  )
                       ) ss.:
COUNTY OF __________   )

     On the ____ day of ___________, ______, before me personally came _____________________________, to me known, who, being by me duly sworn, did depose and say that he/she resides at ________________________________; that he/she is a ____________ of _________________, the ___________________________
described in and that executed the above instrument as Collateral Agent; and that he/she signed his/her name thereto by order of the Board of Directors of said __________________________.

     IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

[NOTARIAL SEAL]

Notary Public

                            SCHEDULE I to EXHIBIT A

                                   EXHIBIT B

                     FORM OF SUPPLEMENTAL PLEDGE AGREEMENT
                            (To Release Collateral)
                    SUPPLEMENTAL PLEDGE AGREEMENT NO. _____

     SUPPLEMENTAL PLEDGE AGREEMENT NO. ___, dated as of ____________ between TRANS WORLD AIRLINES, INC., a Delaware corporation (together with its successors and assigns, the "Company"), having an office at One City Centre, 515 N. 6th Street, St. Louis, Missouri 63101, and _____________________________, a
___________________________, as Collateral Agent under the Pledge Agreement described below, having its principal office at ____________________________________________, (together with its successors in trust, the "Collateral Agent").

     WHEREAS, the Company has heretofore executed and delivered to the Collateral Agent a Pledge and Security Agreement, dated as of December 9, 1997 (the "Pledge Agreement"), covering the property of the Company therein described, to secure (subject to the provisions of the Pledge Agreement and the Indenture) the payment of the Securities (as defined in the Pledge Agreement) outstanding from time to time;

     WHEREAS, the Pledge Agreement [and any Supplemental Pledge Agreements] has [have] been duly recorded with the Federal Aviation Administration at Oklahoma City, Oklahoma, pursuant to the Federal Aviation Act of 1958, as amended, on the following date as a document or conveyance bearing the following number:

                                    DOCUMENT OR
     DATE OF RECORDING              CONVEYANCE NO.


     Pledge Agreement......

     WHEREAS, the Company, as provided in the Pledge Agreement, is hereby executing and delivering or heretofore has executed and delivered, to the Collateral Agent one or more Supplemental Pledge Agreements for the purposes of specifically releasing from the Lien of the Pledge Agreement certain property herein described. [Recite any other filing or recording data.]

     WHEREAS, the Company desires to execute and deliver this Supplemental Pledge Agreement for the purpose of specifically releasing said property from the Lien of the Pledge Agreement;

     WHEREAS, all things necessary to make this Supplemental Pledge Agreement the valid, binding and legal obligation of the Company, including all proper corporate action on the part of the Company, have been done and performed and have happened;

     NOW, THEREFORE, THIS SUPPLEMENTAL PLEDGE AGREEMENT WITNESSETH, that, the Collateral Agent releases from the Lien of the Pledge Agreement the property described in Schedule I annexed hereto. This Supplemental Pledge Agreement shall be construed as supplemental to the Pledge Agreement and shall form a part thereof, and the Pledge Agreement is hereby incorporated by reference herein and is hereby ratified, approved and confirmed.

     This Supplemental Pledge Agreement is intended to be delivered in the State of New York and shall be governed by the laws of that State without regard to principles of conflicts of laws.

     This Supplemental Pledge Agreement may be signed in two or more counterparts, each of which shall be deemed an original, but all shall together constitute one and the same Supplemental Pledge Agreement.

     This release is made without covenant or warranty, without recourse, and without affecting the rights of the Collateral Agent to any and all Collateral other than that specifically released hereby.

     IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Pledge Agreement to be duly executed, as of the date and year first above written.

                              TRANS WORLD AIRLINES, INC.

                              By:___________________________________
                                 Name:
                                 Title:

Agreed and accepted as of the date first written above:

[Name of Collateral Agent],
as Collateral Agent

By:_______________________________
   Name:
   Title:

STATE OF MISSOURI   )
                    ) ss.:
COUNTY OF ________  )

     On the ____ day of ______________, ______ before me personally came ____________________to me known, who, being by me duly sworn, did depose and say that he resides at __________; that he is a _____________________of TRANS WORLD AIRLINES, INC., the corporation described in and that executed the above instrument; and that he signed his name thereto by order of the Board of Directors of said corporation.

     IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

[NOTARIAL SEAL]



                              Notary Public


STATE OF __________  )
                     ) ss.:
COUNTY OF _________  )


     On the ___ day of _________________, __________ before me personally came _________________________________ to me known, who, being by me duly sworn, did depose and say that he/she resides at _______________________________________;
that he/she is _________________ of _____________________________; the
_________________ described in and that executed the above instrument as Collateral Agent; and that he/she signed his/her name thereto by order of the Board of Directors of said ___________________________.

     IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.
[NOTARIAL SEAL]



                                 Notary Public

                            SCHEDULE I to EXHIBIT B

                                   EXHIBIT C
                       FORM OF MONTHLY INVENTORY REPORT

                           TRANS WORLD AIRLINES, INC.
                     CERTIFICATE AS TO PLEDGED SPARE PARTS

                                     [Date]

First Security Bank, National Association, as
Collateral Agent under Pledge
and Security Agreement
from Trans World Airlines, Inc.
dated as of December 9, 1997

     Trans World Airlines, Inc. certifies that attached hereto is a summary of certain transactions and the inventory of the Pledged Spare Parts at the Designated Locations describing the values of such Pledged Spare Parts, as reflected upon the Inventory Control System, as of the last day of the month shown on the attachment. The full inventory as of the same date in the form required by the Pledge and Security Agreement is being delivered concurrently to the Collateral Agent or, if designated by the Collateral Agent, to the entity selected by the Collateral Agent to assist in evaluating Pledged Spare Parts, and the Pledged Spare Parts shown therein correspond to the Pledged Spare Parts and values shown on the attached summary.

     This Certificate, the summary attached hereto and the full inventory delivered to the Collateral Agent or, if designated by the Collateral Agent, to the entity selected by the Collateral Agent to assist in evaluating Pledged Spare Parts, are provided under Section 4.13 of the Pledge Agreement referenced above. The undersigned is familiar with the definitions of Pledged Spare Parts, Designated Location, Inventory Control System and other terms contained in the Definitions Appendix to the Indenture and Pledge Agreement and the Pledged Spare Parts shown on the attached summary are limited to those included in and are valued as required under those definitions.

                              TRANS WORLD AIRLINES, INC.

                              By: ______________________________________
                                  [Name]
                                  [Title]

                           TRANS WORLD AIRLINES, INC.

                        SUMMARY OF CERTAIN TRANSACTIONS
                           AND OF PLEDGED SPARE PARTS
                      AT DESIGNATED LOCATIONS AS SHOWN ON
                            INVENTORY CONTROL SYSTEM
                             AS OF THE LAST DAY OF
              [NAME OF MONTH IMMEDIATELY PRECEDING DATE OF REPORT]

DESIGNATED LOCATIONS                            INVENTORY CONTROL SYSTEM VALUE
--------------------                            ------------------------------

                                                $

       TOTAL                                    $

The following (as checked below) has occurred since the date of the last Report:

1.   Sales of Pledged Spare Parts pursuant to Section 4.04(c)(iii) of the Pledge
     Agreement:

     ___       None.
     ___       Description:

Note: The Company will send the magnetic tape referenced in the letter to which this Summary is attached to the Collateral Agent directly (and the Collateral Agent will spot check same in their discretion with a firm of their choice). Once the issue has been finally determined the letter to which this Summary is attached will need to be revised accordingly.

                                  SCHEDULE 1
                              DESIGNATED LOCATIONS


     CITY/AIRPORT                   AIRPORT                      STATE
---------------------   ----------------------------------    -------------
 1.  New York              Kennedy International                 New York

 2.  New York              La Guardia                            New York

 3.  Boston                Logan International                   Massachusetts

 4.  Philadelphia          Philadelphia International            Pennsylvania

 5.  Baltimore             Baltimore-Washington International    Maryland

 6.  Arlington             Washington (National)                 Virginia

 7.  Herndon               Dulles International                  Virginia

 8.  Pittsburgh            Pittsburgh International              Pennsylvania

 9.  Chicago               O'Hare International                  Illinois

10.  St. Louis             Lambert International                 Missouri

11.  Kansas City           Kansas City International             Missouri

12.  Las Vegas             McCarran International                Nevada

13.  San Diego             San Diego                             California

14.  Los Angeles           Los Angeles International             California

15.  San Francisco         San Francisco International           California

                                     S1-1

                                   SCHEDULE 2

                          COLLATERAL RELEASE SCHEDULE

Released Collateral                          Collateral Release Trigger (Securities Outstanding)
-------------------                          -----------------------------------------------------
All Acquired Slots and the related            $100,000,000
Beneficial Interest, Beneficial Interest
Certificate and Slot Trust Assets

Note: Collateral referred to is as of the date of the Pledge Agreement. If additional Collateral is pledged to the Collateral Agent in satisfaction of the Substitution Requirements, such additional Collateral shall be subject to release at the same time and under the same circumstances (and only at the same time and under the same circumstances) as the Collateral for which it was substituted could have been released under this Schedule.

                                     S2-1